UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 14, 2013

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and are therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2013 Incentive Program Payouts

On August 14, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Urologix, Inc. (the “Company”) recommended, and the Board of Directors approved, payouts under the cash incentive program for fiscal year 2013 that was adopted on August 10, 2012 (the “2013 Incentive Plan”) to Gregory J. Fluet, the Company’s Chief Executive Officer; Brian J. Smrdel, the Company’s Chief Financial Officer; and Lisa A. Ackermann, the Company’s Executive Vice President, Sales and Marketing (collectively, the “Executives”).

The performance goals under the 2013 Incentive Plan for the Executives consisted of the Company’s revenue for fiscal year 2013 and its cash balance at the end of fiscal year 2013, with these goals weighted 75% and 25%, respectively.

The Company’s revenue for fiscal year 2013 did not meet the minimum amount set by the Committee and no bonus was payable with respect to this performance goal. While the Company’s cash balance at the end of fiscal year 2013 exceeded the target level established by the Committee, under the terms of the 2013 Incentive Plan, the target amount was also the minimum and maximum amount and there was no adjustment in the bonus amount for achievement beyond the target. Accordingly, the Committee recommended and the Board approved a bonus for the cash balance performance goal at the target level.

On August 14, 2013, the Committee recommended and the Board approved a cash bonus to Mr. Smrdel and Ms. Ackermann of $10,125 and $20,000, respectively, in respect of achievement under the 2013 Incentive Plan. Mr. Fluet would have been eligible to receive a cash bonus of $15,000 in respect of achievement under the 2013 Incentive Plan. However, Mr. Fluet recommended to the Committee that any bonus relating to the 2013 Incentive Plan for himself only be paid in the Company’s common stock instead of cash. The Committee accepted Mr. Fluet’s recommendation and recommended that the Board of Directors adopt the same. On August 14, 2013, the Board of Directors approved the issuance to Mr. Fluet of 39,474 shares of the Company’s common stock in respect of achievement under the 2013 Incentive Plan.

FY 2014 Executive Compensation – Base Salaries and 2014 Incentive Plan

On August 14, 2013, the Committee recommended, and the Board of Directors approved, annual target compensation amounts for each of the Executives, consisting of a base salary and a target bonus percentage for fiscal year 2014. Based upon management’s recommendation, the Committee and the Board approved no changes for fiscal year 2014 in the base salaries for each of the Executives. Accordingly, the base salaries for the Executives will remain the same as for fiscal year 2013 as follows: Mr. Fluet, $200,000, Mr. Smrdel, $135,000 and Ms. Ackermann, $210,000. The Committee also recommended and the Board also approved target bonus percentages of their respective base salaries for each of the Executives as follows: Mr. Fluet, 50%, Mr. Smrdel, 30% and Ms. Ackermann, 38.1%. Accordingly, annual target compensation amounts for fiscal year 2014 for the Executives is as follows: Mr. Fluet, $300,000, Mr. Smrdel, $175,500 and Ms. Ackermann, $290,000. The actual compensation to the Executives in respect of fiscal year 2014 will depend upon achievement under the incentive plan for fiscal year 2014 (the “2014 Incentive Plan”).

On August 14, 2013, the Committee recommended and the Board of Directors adopted the 2014 Incentive Plan and the performance goals under the 2014 Incentive Plan. In connection with its approvals relating to the 2014 Incentive Plan, the Committee also recommended and the Board of Directors also approved the participation of the Executives in the 2014 Incentive Plan, the potential amounts and forms of bonuses to participants in the 2014 Incentive Plan including the Executives, and the other terms of the 2014 Incentive Plan.

The performance goals under the 2014 Incentive Plan consist of the Company’s cash balance at the end of the fiscal year and the Company’s revenue for fiscal year 2014. Bonuses under the 2014 Incentive Plan will be paid following the Compensation Committee’s determinations after the end of the fiscal year with respect to those participants in the 2014 Incentive Plan who continue to be employed at the time of such determination.

The Executives may earn a cash bonus relating to the cash balance performance goal for fiscal year 2014 equal to 25% of their respective target bonus percentage of their respective base salaries. The cash balance performance goal approved by the Committee is also the minimum and maximum amount of achievement that will result in any bonus relating to this measure. No bonus amounts are payable with respect to this performance goal if achievement is less than the goal approved by the Committee and no additional amounts are payable if achievement exceeds the goal approved by the Committee.

Management recommended that any bonus attributable to the revenue performance goal be paid in shares of the Company’s common stock. The Committee accepted this recommendation with respect to the Executives and all other participants in the 2014 Incentive Plan. On August 14, 2013, the Committee recommended and the Board approved the number of shares issuable to each participant in the 2014 Incentive Plan, including the Executives, if the Company’s revenue for fiscal year 2014 meets or exceeds the target level.

If the Company’s revenue for fiscal year 2014 meets or exceeds the target level, the Executives will be issued the following number of shares of the Company’s common stock: Mr. Fluet, 75,000 shares; Mr. Smrdel, 30,375 shares; and Ms. Ackermann, 60,000 shares. Achievement of the revenue goal at less than target level will result in a decreasing number of shares until the achievement fails to meet the minimum revenue level, at which point the Executives and other participants in the 2014 Incentive Plan are entitled to no shares.

The shares will be issued as performance stock under the Company’s 2012 Stock Incentive Plan (the “2012 Plan”) following the Committee’s determinations at the end of the fiscal year with respect to those participants in the 2014 Incentive Plan who continue to be employed at the time of such determination. In accordance with its authority under the 2012 Plan, the Committee determined that in the event of a Change in Control (as defined under the 2012 Plan), the shares issuable to participants under the 2014 Incentive Plan will accelerate and be issued at the target level at the time of a Change in Control notwithstanding that such shares may at the time of such Change in Control be subject to performance criteria for which the performance period has not expired.

Director Compensation

On August 14, 2013, the Compensation Committee recommended, and the Board of Directors approved, an award of restricted stock to each non-employee director serving as a member of the Company’s Board of Directors immediately following the 2013 Annual Meeting of Shareholders (the “Annual Meeting”), with the number of shares of restricted stock equal to $22,500 divided by the closing price of the Company’s common stock on the date of the Annual Meeting, rounded up to the next whole share, and subject to a maximum award of 50,000 shares per director.

The restricted stock award will be granted under the 2012 Plan, and granted on the date of the Annual Meeting. The restrictions on the restricted stock will lapse on the first business day immediately prior to the date of the Company’s 2014 Annual Meeting of Shareholders if the director is serving as a director as of such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Brian J. Smrdel
Brian J Smrdel
Chief Financial Officer

Date: August 20, 2013